UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 18, 2014, the Board of Trustees of Lexington Realty Trust, or the Trust, increased the size of the Board of Trustees from six to seven trustees, and elected Richard J. Rouse as a new member of the Board of Trustees with a term to be until the 2014 Annual Meeting of Shareholders and until his successor, if any, is elected and qualified. Mr. Rouse is a named executive officer of the Trust, serving as Vice Chairman and Chief Investment Officer of the Trust. Mr. Rouse previously served on the Board of Trustees from October 1993 to May 2010. Mr. Rouse is a party to an indemnification agreement with the Trust.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: March 21, 2014	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer